Exhibit 10.17
Land Lease Contract

Lessor: Shandong Weibei Farm (hereinafter referred to as “Party A”)

Lessee: Weifang Yuhe Poultry Co., Ltd (hereinafter referred to as “Party B”)

Based on equality, mutual benefit and compensated use, Shandong Weibei Farm (“Party A”) and Weifang Yuhe Poultry Co., Ltd (“Party B”) entered into this contract with regard to matters related to Party B leasing land from Party A.

I.
Area and location of the leased land: It is agreed by the two parties that Party B will lease from Party A land located in NO.7 Farm of three strip checks of No.7,and east strip checks of No. 6。 . The gross area is 270 mu (See the map at the end of this contact).

II.	Purpose for the leased land: poultry raising .

III.	Terms: The terms of this contract is 20 years, from June 25th, 2005 to June 24th, 2025.

IV.
The calculation and payment of the rents: Party B should pay Party A yearly-based rent of 500 RMB per mu, and the overall rents for twenty years are 2,700,000RMB. Party B should pay Party A the overall rents of the first 10 years at one time, the other 10 years’ rents should be paid in deferred cheque (The cheque should be encashed before October in 2005).

V.	Rights and Responsibilities of the two parties

1,	Rights and Responsibilities of Party A

1.1,	Party A holds the ownership of the leased land and the trees and other materials located on the land.

1.2,	Party A is shall provide Party B the land for usage, and shall get back the lands at the time of expiration.

1.3,	Party A is only responsible for the land , Party B is responsible for other investments, fees and relevant procedures.

1.4,	Party A has right to monitor the usage of the land and the execution of the contract. If Party B breaches the contract, Party A has right to revoke this contract.

2,	rights and responsibilities of Party B

2.1,	Party B has the right to invest, operate on the land as agreed upon in this contract, and is responsible for all the result of operations.

2.2,	During the terms of this contract, Party B has the right to use the land , not to pledge, transfer, or relet, otherwise, Party B is responsible for all the loss occurred.

2.3,	During the terms of this contract, Party B shall not relet the land to others.

2.4,
During the terms of this contract, Party B shall not destroy the quality of the soil and the trees on the leased land and within the boundaries of the land, otherwise, Party A has the right to stop Party B’s actions, terminate the contract, and to claim for indemnification.

2.5,
The poultry production of Parties B shall comply with the state safe , healthy and disease-resistance requirements and should not destroy the atmosphere and groundwater and other environment resources ;the waste water, exhaust, scrap etc. must be reasonably and safely dealt with. If serious infectious diseases outbreaks, Party B should undertake disease resistance projects in accordance with governmental requirements.

2.6,	The operation activities of Party B shall comply with relevant laws, and the regulations of Weibei Farm, otherwise, Party B shall be responsible for the losses caused by illegal actions.

2.7,	Party B shall comply with the laws, rules and regulations of safe operation, and relevant operating procedure and standards; Party B shall be responsible for the loss caused by operation accidents.

VI.	Conventional items

1,	After commencement of this contract, in the case that Party B unilaterally revoke this contract, Party A may not return the rents paid.

2,
In the event of great changes on government policies, or significant adjustment on prisoners and economic structure of prison, Party A has the right to terminate this contract with a 30 days notice, and Party A shall return the relevant fees(the rents of the leased land only).

3,
In the event that the leased land may be commandeered by government, Party B shall receive compensations for the newly-built buildings from government ,while Party A shall receive compensations for the land from government.

4,	Upon the expiration of the lease term, Party B has the preferential right to lease the land. If Party B continues to lease, a renewal contract is need.

5,
Upon the termination of this contract, Party B should in one month’s time dispose of the operating facilities and recover the land to cultivatable, otherwise, Party A shall has the right to dismantle the facilities and reclaim on the land , the fees for which shall be paid by Party B.

6,
Party B shall not fell ,destroy or direct the others to fell, destroy the trees on and around the leased land, to ensure the trees all in good condition when returning the land. Without the consent of Party A, Party B shall not fell the trees for the construction of hen houses, and Party A has the ownership the trees. Otherwise, during the terms of the contract, Party A has the right to claim for indemnification, if the trees are felled or unnaturally died.

VII.	Responsibilities for the breaches of this contract

If breaches of this contract exist, the party in breach shall indemnify the losses to the other party.

VIII.	Settlement of Disputes

Any dispute arising out of performance under this Agreement shall be settled through friendly negotiations by both Parties. In the event that negotiations should fail to settle the dispute, either party shall submit the dispute to the Court of Hanting District.

IX.	The uncovered matter of this contract shall produce an additional agreement, or shall be executed according to the relevant laws, regulations, or policies of the government.

X.
This contract shall come into effect after the signature by both Parties' representatives. This contract is made out in three original copies, with two to be held respectively by each party ,the third to be officially filed.

Party A: Shandong Weibei Farm

Representatives’ signature:

Party B: Weifang Yuhe Poultry Co., Ltd

Representatives’ signature: Gao Zhentao

Date: June 25th, 2005